Exhibit 99.1

NEWS RELEASE

Skyline Corporation
2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515-0743
(574) 294-6521

Subject:   NEW SENIOR VP OF OPERATIONS                                                                                                                                               Approved by:     JON S. PILARSKI

ELKHART, INDIANA --- FEBRUARY 4, 2016

SKYLINE APPOINTS JEFF NEWPORT AS SENIOR VICE PRESIDENT OF OPERATIONS

Skyline Corporation (NYSE MKT: SKY) (“Skyline” or the “Corporation”) announced today that it has appointed Jeff Newport to the position of Senior Vice President of Operations. Newport will oversee Skyline Corporation’s manufacturing, purchasing and quality operations for Skyline’s nine operating divisions.

“Jeff’s diverse background in operations management, business development and proven execution capabilities give him a unique combination of skills necessary to lead operations at a time when the fundamental structure of the industry is changing,” said Rich Florea, President and CEO of Skyline Corporation.  “He is a critical asset to help us drive new operational strategies.”

Prior to his new position Newport served as President of Goldshield Fiberglass, a premier manufacturer of fiberglass components, where he led a doubling of revenue growth and support of key quality and lean initiatives that resulted in 400% increase in profitability.

In addition to his to leadership at Goldshield, Newport brings to the Skyline executive team significant senior management experience as VP of Operations for Rinker Boats and Dutchmen Manufacturing.

Newport holds a bachelor’s degree in Operational Leadership and Supervision from Purdue University.

About Skyline Corporation

Skyline Corporation designs, produces and markets manufactured housing, modular housing and park models to independent dealers and manufactured housing communities located throughout the United States and Canada. The Company has nine manufacturing facilities in eight states.

Skyline Corporation was originally incorporated in Indiana in 1959, as successor to a business founded in 1951, and is one of the largest producers of manufactured and modular housing in the United States. Skyline generated net sales of approximately $186.9 million in fiscal 2015. For more information, visit www.skylinecorp.com.

NEWS RELEASE

Skyline Corporation
2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515-0743
(574) 294-6521

Subject:   NEW SENIOR VP OF OPERATIONS                                                                                                                                               Approved by:     JON S. PILARSKI

Forward-Looking Statements

This press release contains statements regarding our strategic direction and our projected financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied in this press release. Such risk factors include those related to: consumer confidence and economic uncertainty, availability of wholesale and retail financing, the health of the U.S. housing market as a whole, federal, state and local regulations pertaining to the manufactured housing industry, the cyclical nature of the housing and park model industries, general or seasonal weather conditions affecting sales, potential impact of natural disasters on sales and raw material costs, potential periodic inventory adjustments by independent retailers, interest rate levels, impact of inflation, impact of rising fuel costs, cost of labor and raw materials, competitive pressures on pricing and promotional costs, catastrophic events impacting insurance costs, and the availability of insurance coverage for various risks to the Company. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended May 31, 2015.